                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           Electric Fuel Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                           Electric Fuel Corporation
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

[ELECTRIC FUEL LOGO APPEARS HERE]


                                         June 20, 1997


Dear Stockholder:

          It is our pleasure to invite you to the Annual Meeting of Stockholders of Electric Fuel Corporation, a Delaware corporation (the "Company"), to be held
                                                           -------
on July 14, 1997 at 9:30 AM at the St. Moritz, 50 Central Park South, New York, New York 10036.

          Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the enclosed proxy materials, and sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Your return of a proxy in advance will not affect your right to vote in person at the meeting.

          We ask for your support in approving the election of the Class III directors, the approval of a proposal to amend the 1993 Stock Option and Restricted Stock Purchase Plan and the ratification of the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International), as the Company's independent accountants.

                                         Sincerely,

                                         /s/ ROBERT S. EHRLICH
                                         --------------------------


                                         Chairman of the Board
                                           of Directors

                           ELECTRIC FUEL CORPORATION

                                885 THIRD AVENUE

                           NEW YORK, NEW YORK  10022

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 To be held July 14, 1997

                            ------------------------

          The Annual Meeting of Stockholders of Electric Fuel Corporation (the

"Company") will be held at the St. Moritz, 50 Central Park South, New York, New
--------
York 10036 on Monday, July 14, 1997 at 9:30 AM for the following purposes:

     1. To fix the number of Class III directors at two and to elect two Class III directors for a three-year term ending in 2000 and until successors are elected and qualified.

     2. To consider and act upon a proposal to amend and restate the 1993 Stock Option and Restricted Stock Purchase Plan of the Company and to increase the authorized Common Stock of the Company to be issued thereunder from 1,200,000 shares to 2,700,000 shares.

     3. To consider and act upon a proposal to ratify the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International), as independent accountants of the Company.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

          The Board of Directors (the "Board") has fixed the close of business
                                       -----
on June 20, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.


          IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                         by Order Of The Board Of Directors,


                                         /s/ ROBERT S. EHRLICH
                                         --------------------------
                                         Robert S. Ehrlich
                                         Chairman of the Board
                                           of Directors
June 20, 1997

                           ELECTRIC FUEL CORPORATION

                                885 THIRD AVENUE

                           NEW YORK, NEW YORK  10022

                             _____________________

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             _____________________


          The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of Electric Fuel Corporation, a Delaware corporation,
                -----
(the "Company"), for use at the Annual Meeting of Stockholders (the "Annual
      -------                                                        ------
Meeting") to be held on Monday, July 14, 1997 at 9:30 AM and any adjournments
-------
thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

          Stockholders of record at the close of business on June 20, 1997 will be entitled to vote at the Annual Meeting. On that date, there were 14,193,661 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the
                                                       ------------
Company outstanding, the holders of which are entitled to one vote per share on each matter to come before the Annual Meeting. Proxies properly executed and returned will be voted at the Annual Meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the election of the nominees for director set forth below, FOR approval of the amendments to the 1993 Stock Option and Restricted Stock Purchase Plan, including the increase of authorized Common Stock to be issued thereunder, and FOR the ratification of the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International) ("Kesselman"), as independent accountants of
                                    ---------
the Company. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the Annual Meeting and all matters incidental to the conduct of the Annual Meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any record stockholder attending the Annual Meeting in person may revoke his or her proxy and vote his or her shares at the Annual Meeting.

          It is expected that this Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 20, 1997.

          Expenses in connection with the solicitation of proxies will be paid by the Company.

          The Company is not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

          The annual report of the Company for the fiscal year ended December 31, 1996 is being mailed to the Company's stockholders with this Proxy Statement.

          At least 10 days before the Annual Meeting, the Company shall make a complete list of the Stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the Annual Meeting at its principal executive offices at 885 Third Avenue, Suite 2900, New York, New York 10022. The list shall also be made available to stockholders present at the Annual Meeting.

VOTING

          Consistent with Delaware corporate law and under the Company's By-laws, a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors at the Annual Meeting.

          The two nominees for election as Class III directors at the Annual Meeting who receive the greatest number of votes for the election of the directors shall be elected the Class III directors. A majority vote of the number of shares present in person or represented by proxy at the Annual Meeting entitled to vote thereon is necessary to approve the actions proposed in Item 2 and Item 3 as well as any other matter which comes before the Annual Meeting, except where law, the Company's Amended and Restated Certificate of Incorporation or By-laws require otherwise.

          The total number of votes cast FOR approval of proposals, other than the election of directors, will be counted for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote, and (b) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Directions to withhold authority on a particular matter and broker non-votes will have the effect of a vote AGAINST a matter.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

          Two Class III directors are to be elected at the Annual Meeting for a three-year term that expires in 2000. Six other directors have been elected or appointed to terms that end in either 1998 or 1999, as indicated below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the election of the nominee listed below for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2000 and until the nominee's successor is elected and qualified or until the nominee's earlier death, removal or resignation. The nominees named below are presently serving as directors of the Company and are anticipated to be available for election and able to serve. However, if the nominees should become unavailable, such proxy will be voted for substitute nominees designated by the Board. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected.

          The Company's By-laws provide for a Board of one or more directors, and the number of directors is currently fixed at seven. Under the terms of the Company's Amended and Restated Certificate of Incorporation, the Board is composed of three classes of similar size, each elected in a different year, so that only one-third of the Board is elected in any single year. Mr. Harats, Dr. Eastman and Mr. Gross are designated Class I directors and have been elected for a term expiring in 1998 and until their successors are elected and qualified; Messrs. Rosenfeld and Miller are designated Class II directors elected for a term expiring in 1999 and until their successors are elected and qualified; and Mr. Ehrlich and Mr. Krueger are designated as Class III directors elected for a term which expired in 1996 and is continuing until their successors are elected and qualified.

          Set forth below is certain information concerning the nominees and the other incumbent directors:
                               BOARD OF DIRECTORS
                               ------------------

                                                                   DIRECTOR
      NAME                   AGE         POSITION         CLASS      SINCE
      ----                   ---         --------         -----      ------

Yehuda Harats                 45  President, Chief        I      May 1991
                                  Executive Officer
                                  and Director
Jack E. Rosenfeld(1)(2)       58  Director                II     October 1993
Dr. Jay M. Eastman(1)(2)      48  Director                I      October 1993
Robert S. Ehrlich             58  Chairman of the Board,  III    May 1991
                                  Chief Financial Officer
                                  and Director
Harvey M. Krueger(1)          67  Director                III    February 1996
Lawrence M. Miller (3)(4)     50  Director                II     November 1996
Leon S. Gross                 90  Director                I      March 1997

____________________
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee since November, 1996.
(4)  Member of the Compensation Committee since November, 1996.

       NOMINEES FOR ELECTION AS CLASS III DIRECTORS AT THE ANNUAL MEETING

     ROBERT S. EHRLICH has been Chairman of the Board of the Company since January 1993 and Chief Financial Officer of the Company since May 1991. From May 1991 until January 1993, Mr. Ehrlich was Vice Chairman of the Board. From May 1990 until March 1994, Mr. Ehrlich was also President, Chief Executive Officer and a director of Advanced Materials Technology, Inc. ("Amtec"), a
                                                                -----
former stockholder which was merged with and into the Company immediately prior to the Closing of the Company's initial public offering. From December 1987 until July 1992, Mr. Ehrlich was Chairman of the Board of PSC Inc., a New York corporation ("PSCX"), a manufacturer and marketer of hand-held laser diode bar
              ----
code scanners. As of May, 1997, Mr. Ehrlich is again Chairman of the Board of PSCX. From February 1987 until October 1989, Mr. Ehrlich was Chairman and Chief Executive Officer of Fresenius USA, Inc., a Massachusetts corporation ("FRN")
                                                                        ---
(formerly Delmed, Inc.), a manufacturer and distributor of renal care systems, solutions and supplies. Mr. Ehrlich served as Chairman of the Executive and Compensation Committees of FRN until 1996, when it was combined with another entity. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

      HARVEY M. KRUEGER was elected to the Board in February 1996. Mr. Krueger has been a Senior Managing Director of Lehman Brothers Inc., an investment banking firm and the lead manager of the Company's most recent public offering, since May 1984. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1977, he served as President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger serves as a director on the boards of directors of a number of companies, including Automatic Data Processing, Inc., R.G. Barry Corporation, a manufacturer of footwear, Chaus, Inc., a manufacturer of women's apparel, and IVAX Corporation, a generic pharmaceutical manufacturer. In addition, he serves on the International Advisory Board of Club Mediterranee, S.A. and as Chairman of the Board of Stockton Partners, Inc., the general partner of the manager of the Renaissance Fund LDC, a private closed-end investment fund.

                               CLASS I DIRECTORS

     YEHUDA HARATS has been President, Chief Executive Officer and a director of the Company since May 1991. Previously, from 1980 to May 1991, he was the Executive Vice President, Director of the Process Division and head of the Heat Collection Element Division at Luz Industries Israel Limited ("LII"). In 1989,
                                                               ---
he was part of the team awarded the Rothschild Award for Industry, granted by the President of the State of Israel, for his work at LII. Before joining LII in 1980, Mr. Harats was Manager of the Maintenance Planning Unit of the Israel Air Force. Mr. Harats received a B.Sc. in Mechanical Engineering from the Israel Institute of Technology (Technion) in Haifa, Israel.

     DR. JAY M. EASTMAN has been a director of the Company since October 1993. Since November 1991, Dr. Eastman has served as President and Chief Executive Officer of Lucid Technologies, Inc., which is developing laser technology applications for medical diagnosis and treatment. Dr. Eastman also serves as Senior Vice President of Strategic Planning and director of PSCX, a position he has held since January 1, 1996. From December 1987 through December 1995, Mr. Eastman was Executive Vice President of PSCX. He joined PSCX in 1986 when PSCX acquired Optel Systems, Inc., a corporation which he co-founded and for which he served as Chairman, President and Chief Executive Officer from its formation in 1981. Dr. Eastman is also a director of Chapman Instruments, Inc., which develops, manufacturers and sells surface profiling instruments, and Dimension Technologies, Inc., a developer and manufacturer of three-dimensional displays for computer and video displays. From 1981 until January 1983, Dr. Eastman was director of the University of Rochester's Laboratory for Laser Energetics, where he was a member of the staff from September 1975 to 1981.

     LEON S. GROSS was elected to the Board in March 1997. Mr. Gross' principal occupation for the past five years has been as a private investor in various publicly-held corporations, including the Company. He is also majority owner and an officer of Micro TV, Inc., a business which owns communications towers.

                               CLASS II DIRECTORS

     JACK E. ROSENFELD has been a director of the Company since October 1993. Mr. Rosenfeld was President and Chief Executive Officer of Hanover Direct, Inc. ("Hanover"), formerly Horn & Hardart Co., which operates a direct mail marketing
  -------
business, from September 1990 until December 1995 and had been President and Chief Executive Officer of its direct marketing subsidiary since May 1988. Mr. Rosenfeld is currently acting as a consultant to the Board of Hanover. From July 1986 until May 1988, Mr. Rosenfeld was a partner in Rosenfeld & Co., a private investment banking group. Mr. Rosenfeld is also a director emeritus of Hanover Direct, Inc. and a director of PSCX.

     LAWRENCE M. MILLER was elected to the Board in November 1996. Mr. Miller has been a senior partner in the Washington D.C. law firm of Schwartz, Woods and Miller since 1990. He served from August 1993 through May 1996 as a member of the Board of The Phoenix Resource Companies, Inc. ("PRC"), a publicly traded
                                                    ---
energy exploration and production company, and as a member of the Audit and Compensation Committee of that board. PRC was merged into Apache Corporation in May 1996.

              INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     In fiscal 1996, the Board held five meetings and acted by unanimous written consent on four occasions. The Board has three committees: the Audit Committee, the Compensation Committee and a Special Committee.

     The Audit Committee was established in December 1993 and held one meeting during fiscal 1996. The duties of the Audit Committee are to (i) review with management and the independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of the Company's financial statements, and any comments by the independent auditors on the Company's policies and procedures with respect to internal accounting, auditing and financial controls, and (ii) make recommendations to the Board on the engagement of the independent auditors. Messrs. Rosenfeld and Krueger and Dr. Eastman are members of the Audit Committee as is Mr. Miller, who joined the Audit Committee in November, 1996.

     The Compensation Committee was established in December 1993. The Committee held three meetings during fiscal 1996 and acted by unanimous written consent on one occasion. The duties of the Compensation Committee are to recommend compensation arrangements for the Chief Executive Officer and the Chief Financial Officer and review annual compensation arrangements for all other officers and significant employees. Mr. Rosenfeld and Dr. Eastman are members of the Compensation Committee as is Mr. Miller, who joined such Committee in November, 1996. Mr. Krueger was a member of the Compensation Committee from March through September, 1996. All Committee members are "disinterested persons" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                       ------------

     In December 1996, a Special Committee of the Board was established to work with the Company's legal, financial and accounting advisers, as well as the Company's management, in overseeing the negotiations between the Company and the Deutsche Post AG and certain other strategic issues. The Special Committee reports its recommendations to the Board for ultimate consideration and approval of such issues. Messrs. Ehrlich, Harats, Miller and Krueger are members of the Special Committee, which did not meet in 1996.

     Non-employee members of the Board are paid $1,000 (plus expenses) for each Board meeting attended and $500 (plus expenses) for each meeting of a committee of the Board attended. In addition, on September 28, 1995, the Board adopted (and later amended on March 25, 1996), and on June 24, 1996 the Company's stockholders approved, a Non-Employee Director Stock Option Plan pursuant to which non-employee directors receive an initial grant of options to purchase 15,000 shares of the Company's Common Stock upon the effective date of such plan or upon the date of his or her election as a director. Thereafter, non-employee directors will receive options to purchase 5,000 shares of Common Stock for each year of service on the Board. All such options will be granted at fair market value and vest ratably over three years from the date of grant.

     Pursuant to the Underwriting Agreements entered into in connection with the Company's equity offering consummated in February 1996, the Company was required, prior to its 1996 Annual Meeting of Stockholders, to increase its number of directors to a total of six and nominate a person for election by the stockholders at such annual meeting to be approved by Lehman Brothers Inc.

("Lehman"), the lead manager for the underwriters in the equity offering.  The
--------
requirements were waived by Lehman as to the 1996 Annual Meeting of Stockholders and deferred until this Annual Meeting of Stockholders. In the interim, Lehman agreed that Mr. Miller's election satisfied such requirements.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            ELECTION OF THE NOMINEES
                                DESCRIBED ABOVE

                 EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS;
                               SECURITY OWNERSHIP

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid and accrued by the Company for services rendered for 1994, 1995 and 1996 to the Chief Executive Officer and the other highest paid executive officers (of which there were only two) who received more than $100,000 in salary and bonuses during fiscal 1996 (the "Named
                                                                           -----
Executive Officers").
------------------

                          SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                ANNUAL COMPENSATION                           COMPENSATION AWARDS
                                     ---------------------------------------------------   -----------------------
                                                                                             SECURITIES
                                                                                             UNDERLYING
NAME AND PRINCIPAL POSITION                                                  OTHER ANNUAL     OPTIONS    ALL OTHER
  AT DECEMBER 31, 1996                YEAR       SALARY      BONUS           COMPENSATION     (NUMBER)  COMPENSATION
  --------------------                -----      ------      ------          -------------    --------  -------------

Yehuda Harats/(1)/                     1996     $145,220       $47,000       $127,558/(3)/    150,000   $372,875/(4)/
President, Chief Executive             1995      140,684        40,364          1,742               0    175,309
  Officer and Director                 1994      127,445        30,000          1,447         170,000    192,029

Robert S. Ehrlich/(1)/                 1996     $145,238       $47,000       $ 75,890/(5)/    150,000   $166,628/(6)/
Chairman and                           1995      140,684        40,364          6,148                0   123,657
 Chief Financial Officer               1994      114,034        30,000              0          170,000   118,442

Menachem Korall/(1)/                   1996      $110,002      $35,000/(2)/  $  9,635/(7)/           0  $169,956/(8)/
Vice President of Technology           1995       106,491       30,328          1,744                0   102,703
                                       1994        95,458       27,000          1,447           90,000    95,458

_________________________

(1) The amounts reported for each Named Executive Officer were paid in New Israeli Shekels ("NIS") and have been translated into U.S. Dollars at the
                       ---
     exchange rate of NIS into U.S. Dollars at the time of payment or accrual.

(2) Reflects amounts accrued to date. The actual amount of bonuses, if any, will be determined by the Compensation Committee of the Board during 1997.

(3) Of this amount, $106,250 represents the dollar value of the difference between the price paid by Mr. Harats in connection with the exercise of options to purchase shares of the Company's Common Stock at an exercise price of $5.75 per share (by receipt of a non-recourse loan from the Company) and the fair market value of such shares on the date of the purchase of $6.375 per share; and $21,308 represents the costs of taxes paid by Mr. Harats and reimbursed by the Company.

(4) Of this amount, $224,496 represents the Company's accrual for severance pay which would be payable to Mr. Harats upon a "change of control" of the Company or upon the occurrence of certain other events; $17,226 represents the Company's accrual for sick leave and vacation redeemable by Mr. Harats; $6,398 consisted of payments to Mr. Harats in lieu of vacation; $45,290 consisted of the Company's payments and accruals to a pension fund which provides a savings plan, insurance and severance pay benefits and an education fund which provides for the ongoing education of employees. Additionally, $77,512 represents the Company's accrual to fund Mr. Harats' pension fund as well as provide him with certain other post-termination benefits, and $1,953 represents the value charged for tax purposes for the use of a car provided by the Company.

(5) Of this amount, $50,000 represents the dollar value of the difference between the price paid by Mr. Ehrlich in connection with the exercise of options to purchase shares of the Company's Common Stock at an exercise price of $5.75 per share (by receipt of a non-recourse loan from the Company) and the fair market value of such shares on the date of the purchase of $6.375 per share; and $25,890 represents the costs of taxes paid by Mr. Ehrlich and reimbursed by the Company.

(6) Of this amount, $57,008 represents the Company's accrual for severance pay which would be payable to Mr. Ehrlich upon a "change of control" of the Company or upon the occurrence of certain other events; $19,859 represents the Company's accrual for sick leave and vacation redeemable by Mr. Ehrlich; $562 represents the Company's accrual for severance pay which would be payable to Mr. Ehrlich under the laws of the State of Israel upon the termination of his employment by the Company; and $45,362 represents the Company's payments and accruals to pension and education funds. Additionally, $37,386 represents the Company's accrual to fund Mr. Ehrlich's pension fund as well as provide him with certain other post-termination benefits, and $6,451 represents the value charged for tax purposes for the use of a car provided by the Company.

(7) Represents the costs of taxes paid by Mr. Korall and reimbursed by the Company.

(8) Of this amount, $82,645 represents the Company's accrual for severance pay which would be payable to Mr. Korall upon a "change of control" of the Company or upon the occurrence of certain other events; $(2,675) represents the Company's reduction in the accrual for sick leave and vacation redeemable by Mr. Korall; $669 represents the Company's accrued severance pay which would be payable to Mr. Korall under the laws of the State of Israel upon the termination of his employment by the Company; $22,127 consisted of payments to Mr. Korall in lieu of vacation; and $28,232 represents the Company's payments and accruals to pension and education funds. Additionally, $37,002 represents the Company's accrual to fund Mr. Korall's pension fund as well as provide him with certain other post-termination benefits; and $1,956 represents the value charged for tax purposes for use of a car provided by the Company.

     The table below sets forth information with respect to stock options granted to the Named Executive Officers for the fiscal year 1996.

                        OPTIONS GRANTS IN LAST FISCAL YEAR

                                                              POTENTIAL REALIZABLE VALUE AT
                                                              ASSUMED ANNUAL RATES OF STOCK
                         INDIVIDUAL GRANTS                  PRICE APPRECIATION FOR OPTION TERM
                        -------------------------------------------------------------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES      OPTIONS
                        UNDERLYING     GRANTED TO   EXERCISE
                        OPTIONS        EMPLOYEES    OR BASE
                        GRANTED(1)        IN        PRICE     EXPIRATION   5%        10%
NAME                        #        FISCAL YEAR     ($/SH)      DATE      ($)        ($)
                        ----------  ------------    -------   --------   -------   --------
Yehuda Harats              150,000        27.02      $6.625   6/24/06   $624,964   $1,583,782
Robert S. Ehrlich          150,000        27.02      $6.625   6/24/06   $624,962   $1,583,782
-----------------------

(1) The options granted to the Named Executive Officers are performance-based options which become exercisable upon the earlier of (a) the date on which the closing sale price of the Company's Common Stock has been at least $12.50 per share for a period of 20 consecutive trading days on The Nasdaq National Market or (b) seven years from the date of grant. Such options also become exercisable upon the termination of the Named Executive Officer's employment with the Company under certain circumstances. The options expire ten years from the date of grant.

     The table below sets forth information for the Named Executive Officers with respect to fiscal 1996 year-end option values.

                              UNDERLYING                      VALUE OF UNEXERCISED
                         UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS (1)
                          AT FISCAL YEAR END                     FISCAL-YEAR-END
                     ------------------------------    -------------------------------------
                     EXERCISABLE      UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
NAME                   (NUMBER)         (NUMBER)           ($)                 ($)
----                 ------------   ---------------    ------------    ---------------------
Yehuda Harats                  0          150,000                0              56,250
Robert S. Ehrlich        127,478          150,000          344,114              56,250
Menachem Korall           90,000                0          112,500                   0

_______________________
(1) In-the-money options are options for which the fair market value of the underlying securities exceeds the exercise or base price of the option.

     The table below sets forth information with respect to stock options exercised by the Named Executive Officers during fiscal year 1996.

                     OPTIONS EXERCISED IN LAST FISCAL YEAR

                     SHARES ACQUIRED
NAME                   ON EXERCISE     VALUE REALIZED
                           (#)               ($)
------------------    --------------   ---------------
Yehuda Harats                170,000          106,250
Robert S. Ehrlich             80,000           50,000


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board for the 1996 fiscal year consisted of Dr. Jay Eastman and Jack Rosenfeld, and for parts of the year Harvey Krueger and Lawrence Miller. None of the members have served as officers of the Company.

     Robert S. Ehrlich, Chairman and Chief Financial Officer of the Company, serves as Chairman and a director of PSC, Inc., a New York corporation, for which Dr. Eastman serves as Senior Vice President of Strategic Planning and a director and Mr. Rosenfeld serves as a director and a member of the Compensation Committee.

     In January 1993, each of Messrs. Ehrlich, Harats and Korall exercised options to purchase 423,116, 719,304 and 343,785 shares of the Company's Common Stock, respectively, at an exercise price of $0.35 per share. In payment for the option exercise, each of Messrs. Ehrlich, Harats and Korall issued non-recourse promissory notes (the "Promissory Notes") secured by the shares of
                                ----------------
Common Stock purchased, bearing interest at one point over the applicable United States federal funds rate. In December 1994, the Promissory Notes were amended to change the interest rate to the higher of a U.S. Dollar rate of 7% or the percentage increase in the Israeli CPI between the date of the Promissory Notes and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. Interest is payable at maturity. As of December 31, 1996, the aggregate amounts outstanding pursuant to the Promissory Notes for each of Messrs. Ehrlich, Harats and Korall was $192,943, $331,186 and $151,219, respectively (including an aggregate of $162,144 in accrued interest receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes mature on January 3, 1998.

     In August 1996, each of Messrs. Ehrlich and Harats exercised options to purchase 80,000, and 170,000 shares of the Company's Common Stock, respectively, at an exercise price of $5.75 per share. In payment for the option exercise, each of Messrs. Ehrlich and Harats issued new non-recourse promissory notes (the "New Promissory Notes") secured by the shares of Common Stock purchased, bearing
 --------------------
interest at the rate of 6.2% per annum. The income taxes due on the option exercises were also added to the loan balances. Interest accrues at the higher of the foregoing rate or the percentage increase in the Israeli CPI between the date of the New Promissory Notes and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. Israel Value Added Tax ("VAT")
      ---
is being added to the interest. Both Interest and the related VAT are payable at maturity. As of December 31, 1996, the aggregate amount outstanding pursuant to the New Promissory Notes for each of Messrs. Ehrlich and Harats was $499,538 and $1,061,627, respectively (including an aggregate of $48,978 in accrued interest and VAT receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes mature on August 20, 2001.

     In September 1996, Stewart Edelman, treasurer of the Company, exercised options to purchase 5,333 shares of the Company's Common Stock, at an average exercise price of $5.83 per share. In payment for the option exercise, Mr. Edelman issued a non-recourse promissory note (the "Promissory Note") secured by
                                                    ---------------
the shares of Common Stock purchased, bearing interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the foregoing rate or the percentage increase in the Israeli CPI between the date of the Promissory Note and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. VAT is being added to the interest and is paid currently. Interest is payable at maturity. As of December 31, 1996, the aggregate amount outstanding pursuant to the Promissory Note was $33,708 (including an aggregate of $888 in accrued interest and VAT receivable), which is also the largest aggregate amount outstanding since the issuance of the Promissory Note. The Promissory Note matures on September 10, 2001.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Each of Messrs. Ehrlich, Harats and Korall are parties to employment agreements with the Company (the "Employment Agreements") which can be extended
                                  ---------------------
automatically for additional terms of two years each unless terminated sooner by either the executive or the Company. Mr. Korall's Employment Agreement expires in December 1998 and each of Messrs. Harats and Ehrlich's Employment Agreements expire on December 15, 2000. The Employment Agreements provide for a base salary of $11,736, $11,736, and $7,500 per month for Messrs. Ehrlich, Harats and Korall, respectively (the "Base Salary"). On each anniversary of Mr. Korall's
                           -----------
Employment Agreement, Base Salary is increased in an amount equal to the excess, if any, of any increase in the Israeli Consumer Price Index over any devaluation in currency of Israel compared to the U.S. Dollar during the immediately preceding year. With respect to Messrs. Harats and Ehrlich, Base Salary is increased in an amount equal to the greater of 3% or in an amount equal to the excess, if any, of any increase in the Israeli Consumer Price Index over any devaluation in currency of Israel compared to the U.S. Dollar, in each case during the immediately preceding year. Accordingly, Base Salary for Messrs. Ehrlich, Harats and Korall is, as of January 1, 1997, $12,565, $12,565 and $9,423 per month, respectively. In addition, the Employment Agreements provide for bonuses to be paid in an amount of (a) not less than 50% of Base Salary or
(b) 2%, 2% and 1%, respectively, of Net Earnings (defined as net income before taxes and extraordinary and other nonrecurring items) (the "Bonus"), subject to
                                                            -----
certain conditions, as well as other benefits such as vacation, sick leave, provision of automobiles and insurance contributions. The determination of the amount of Bonus to be paid pursuant to the Employment Agreements is based upon attainment of the Company's budgeted results, including Net Earnings. Additionally, the Compensation Committee will set qualitative goals annually as a basis for paying the bonus to each of Messrs. Ehrlich, Harats and Korall. The Employment Agreements also contain confidentiality and non-competition covenants. Pursuant to the Employment Agreements, each of Messrs. Ehrlich, Harats and Korall was granted demand and "piggyback" registration rights covering shares of the Company's Common Stock held by them. The Employment Agreements may be terminated by the Company in the event of death, disability or for "Cause" (defined as conviction of certain crimes, willful failure to carry out directives of the Company's Board, gross negligence or willful misconduct). Messrs. Ehrlich, Harats and Korall each have the right to terminate their employment for "Good Reason," which is defined to include adverse changes in employment status or compensation, insolvency of the Company, material breaches and certain other events. Upon termination of employment, the Employment Agreements provide for payment of all accrued and unpaid compensation, any Bonus due for the year in which employment is terminated and a termination payment equal to thirty-six times monthly Base Salary at the highest rate in effect within the ninety-day period prior to the termination of employment, and certain benefits will continue and all outstanding options will be fully vested. In addition, Messrs. Harats and Ehrlich are entitled to an amount equal to the greater of (a) the average of all bonuses paid to the executive during the three most recent full calendar years immediately preceding the Termination Date or (b) all bonuses paid to the executive during the most recent full calendar year immediately preceding the Termination Date. Furthermore, Mr. Harats has the right to terminate his employment even without "Good Reason" prior to the end of the agreement, and will still be entitled to all termination benefits indicated above.

     Other employees have entered into individual employment agreements with the Company. Such agreements govern the basic terms of each individual's employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company's right to relocate an employee to a work site further than sixty kilometers from his or her regular work site, the Company has retained the right to transfer certain employees to other locations and/or positions, provided that such transfers do not result in a decrease in salary or benefits. In addition, all such agreements contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee's tenure with the Company. Under the terms of such provisions, employees must keep confidential all information regarding the Company's operations (other than information which is already publicly available) received or learned by the employee during the course of employment. Such provisions remain in force for five years after the employee has left the service of the Company. Further, intellectual property created during the course of the employment relationship belongs to the Company.

     A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee's rights to compete against the Company or work for an enterprise which competes against the Company, for a period of two years after the employee has left the service of the Company.

     Under the laws of Israel, an employee of the Company who has been dismissed from service, died in service, retired from service upon attaining retirement age or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month's salary for each year of service. The Company currently funds such obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

                         COMPENSATION COMMITTEE REPORT

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
                                                                    ----------
ACT"), OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING
---
THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company for 1996 consisted of Dr. Eastman and Mr. Rosenfeld. Mr. Krueger joined this Committee in March 1996, but resigned in September 1996. Mr. Miller joined this Committee in March 1997. The Committee's responsibilities include recommending the annual compensation arrangements for the Chief Executive Officer and the Chief Financial Officer of the Company and reviewing the annual compensation arrangements for all other officers and significant employees of the Company, all by reference to the parameters set by any agreements the Company may have with such persons. No member of this Committee was an officer or employee of the Company during 1996.

     The Company maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonus payable upon the achievement of specified goals, discretionary bonus and stock options. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under
Section 162(m) of the Internal Revenue Code. Each of the Named Executive Officers, namely the Chief Executive Officer, Yehuda Harats, the Chief Financial Officer, Robert S. Ehrlich, and the Vice President of Technology, Menachem Korall, are parties to employment agreements with the Company (collectively, the "Employment Agreements"). For details regarding the Employment Agreements, see "Employment Contracts and Termination of Employment Arrangements" on page 11 of this Proxy Statement.

     Each of the Employment Agreements require that bonuses be paid in an amount equal to the greater of (a) 50% of annual Base Salary or (b) 2%, 2% and 1%, respectively, of annual Net Earnings (defined as net income before taxes and extraordinary and other nonrecurring items) (the "Bonus"), provided that 100% of
                                                           -------- ----
budgeted results are attained. This Committee also considers qualitative achievements occurring during each fiscal year as a basis for paying the bonus to each of Messrs. Harats, Ehrlich and Korall. The qualitative achievements considered by the Committee for 1996 were: (i) the successful completion of the Company's public offering of 3.75 million shares of its Common Stock, which was consummated in February 1996 and which resulted in proceeds to the Company of approximately $24.0 million; (ii) the completion of negotiations for Phase II of the Company's development program with STN Atlas Elektronic GmbH; (iii) the Company's ongoing participation and progress in the Deutsche Post field test;
(iv) the successful completion of the Company's $10.0 million private placement of approximately 1.5 million shares of its Common Stock in October 1996; and (v) the entry by the Company into several new strategic alliances. In connection with the amendment and restatement of Messrs. Harats' and Ehrlich's Employment Agreements, the Company agreed that until such time as the Company has positive net earnings, Messrs. Harats and Ehrlich will be entitled to receive bonuses based on their qualitative achievements established in advance by the Board of Directors equal to at least 25% of Base Salary so long as 80% of the Company's budgeted results are achieved. Certain other amendments were also made to Messrs. Harats' and Ehrlich's Employment Agreements.

     For the year ended December 31, 1996, the Company exceeded its budgeted results. However, as part of the budgeting process, the Named Executive Officers recommended to the Compensation Committee that even if they were contractually entitled to bonuses of 50% of Base Salary, they each be paid bonuses of approximately 33% of Base Salary. The Compensation Committee, during the first quarter of 1997, approved bonuses of 33% of Base Salary for each of Messrs. Harats and Ehrlich in accordance with the terms of the Employment Agreements. Accordingly, each of Messrs. Harats and Ehrlich was awarded a bonus for 1996 of $47,000. The Compensation Committee approved a bonus of up to $35,000 for 1996 (33% of Base Salary) for Mr. Korall, subject to review by the Chief Executive Officer and the Chief Financial Officer of the achievements of certain qualitative criteria with respect to the operations of the Company for which Mr. Korall has responsibility.

     Each of Messrs. Harats and Ehrlich was granted performance-based options to purchase 150,000 shares of Common Stock in June 1996. The options become exercisable on the earlier of (a) the date on which the closing sale price of the Company's Common Stock has been at least $12.50 per share for a period of 20 consecutive trading days or (b) seven years from the date of grant. The Compensation Committee believes the grant of these options provides appropriate incentives to these Named Executive Officers by making a significant amount of their future remuneration contingent upon either a significant increase in the price of the Common Stock or a long period of future service to the Company. As of December 31, 1996, Messrs. Harats', Ehrlich's and Korall's total options represented approximately 1.0%, 1.8% and 0.6% of the fully-diluted outstanding stock of the Company, respectively, which the Compensation Committee believes are appropriate levels of options for the Named Executive Officers in view of their equity position in the Company which, as of December 31, 1996, represented approximately 8.9%, 5.3% and 2.6% of the fully-diluted outstanding stock of the Company.

     With respect to employees other than the Named Executive Officers, compensation is determined not by formula, but based on the achievement of qualitative and/or quantitative objectives established in advance of each year by the Chief Executive Officer and Chief Financial Officer, who then, pursuant to authority delegated by the Compensation Committee, determine remuneration of the Company's employees based on such objectives.

     Employee compensation is generally comprised of a combination of both cash compensation and grants of options under the Company's stock option plans.
Stock options are awarded annually in connection with annual bonuses and, occasionally, during the year on a discretionary basis. Stock options are intended to offer an incentive for superior performance while basing employee compensation on the achievement of higher share value, and to foster the retention of key personnel through the use of schedules which vest options over time if the person remains employed by the Company. There is no set formula for the award of options to individual employees. Factors considered in making option awards to the employees other than the Named Executive Officers in 1996 included prior grants to the employees, the importance of retaining the employees services, the employees potential to contribute to the success of the Company and the employees' past contributions to the Company.


Dated: June, 1997             COMPENSATION COMMITTEE


                              Dr. Jay M. Eastman
                              Jack E. Rosenfeld
                              Lawrence M. Miller

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq Market Index (Broad Market Index) and a self-constructed peer group index from February 24, 1994, the date of the Company's initial public offering, through December 31, 1996. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the respective indices on February 24, 1994 (including reinvestment of dividends). The stock prices on the Performance Graph are not necessarily indicative of future price performance.


                  CUMULATIVE TOTAL RETURN FOR PERIOD INDICATED
                        AMONG ELECTRIC FUEL CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                   2/94      12/94    12/95   12/96

ELECTRIC FUEL      100        48.54   65.53   54.37
PEER GROUP         100        49.18   47.69   26.27
BROAD MARKET       100        97.21  126.09  156.68

                   ASSUMES $100 INVESTED ON FEBRUARY 24, 1994
                   (THE DAY THE COMPANY'S COMMON STOCK BEGAN
                     TRADING ON THE NASDAQ NATIONAL MARKET)
           ASSUMES DIVIDENDS REINVESTED YEAR ENDING DECEMBER 31, 1994
____________________________

* The Peer Group Index is comprised of the following companies: AER Energy Resources, Battery Tech Inc., Electrosource, Inc., Ultralife Batteries, Inc. and Valence Technology, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information regarding the security ownership of those persons owning of record or known to the Company to be beneficial owners of more than five percent of the Company's Common Stock as of May 28, 1997, each of the Company's Named Executive Officers and directors, and the shares of Common Stock held by all directors and Named Executive Officers of the Company as a group.

                                                                                PERCENTAGE OF
                                                       SHARES                   TOTAL SHARES
                                             BENEFICIALLY OWNED/(1)(2)/       OUTSTANDING/ (2)/
 Five Percent Holders
---------------------
 Newton D. Becker                                           1,746,904/(3)/           12.3%
 2743 Aqua Verde Circle
 Los Angeles, California


Newton Becker Irrevocable Trust No. 1                         633,350/(4)/            4.5%
 c/o Bryan Gordon
 4046 San Remo Way
 Tarzana, California

Named Executive Officers & Directors
------------------------------------
 Robert S. Ehrlich                                   1,112,979/(6)(9)(12)/            7.7%
 Yehuda Harats                                           1,536,207/(7)(9)/           10.7%
 Menachem Korall                                           500,632/(8)(9)/            3.5%
 Dr. Jay M. Eastman                                            5,000/(10)/             *
 Jack E. Rosenfeld                                             5,000/(10)/             *
 Harvey M. Krueger                                             8,000/(11)/             *
 Lawrence Miller                                                     7,714             *
 Leon S. Gross                                              3,422,362/(5)/           24.1%


All Directors and Executive Officers of    6,607,561/(6)(7)(8)(9)(10)(11)/          44.86%
 the Company as a group (9 persons)



----------------------------

(1) Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(2) For purposes of determining beneficial ownership of the Company's Common Stock, owners of options exercisable within sixty days are considered to be the beneficial owners of the shares of Common Stock for which such securities are exercisable. The percentage ownership of the outstanding Common Stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has converted his options into shares of Common Stock.

(3) All shares are held in the name of the Becker Family Trust of which Mr. Becker is the trustee and sole beneficiary during his lifetime. Excludes 633,350 shares held by the Newton Becker Irrevocable Trust No. 1, as to which Mr. Becker disclaims beneficial ownership.

(4) Shares held for the benefit of members of Mr. Becker's family. David E. Becker and Bryan Gordon, Mr. Becker's son and stepson, respectively, are co-trustees.

(5)  Based upon Amendment No. 5 to Schedule 13D dated May 12, 1997.

(6) Includes 277,478 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(7) Includes 150,000 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(8) Includes 90,000 shares of Common Stock issuable upon exercise of options exercisable, or potentially exercisable, within 60 days.

(9) Messrs. Ehrlich, Harats and Korall are parties to a Stockholders Voting Agreement pursuant to which each of the parties agrees to vote the shares of the Company's Common Stock held by that person in favor of the election of Messrs. Ehrlich and Harats (or their designees) as directors of the Company.

(10) Includes 5,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(11) Includes 5,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(12) Messrs. Gross, Ehrlich and Harats are parties to a Voting Rights Agreement pursuant to which each of the parties agrees to vote the shares of the Company's Common Stock held by that person in favor of the election of Messrs. Ehrlich, Harats and Miller for five years following October 1996.


*  Less than one percent

                               DELINQUENT FILINGS

  Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for such reports have been established and the Company is required to report any failure to file by such dates during 1996.
All filing requirements were satisfied by its directors and officers and, to the knowledge of the Company, ten percent holders, except as follows: Robert S. Ehrlich was required to file a Form 4 on or prior to April 10, 1996 for his gift of 18,000 shares of the Company's Common Stock in March, 1996; Mr. Ehrlich reported such transactions on a Form 5 filed February 14, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January 1993, each of Messrs. Ehrlich, Harats and Korall exercised options to purchase 423,116, 719,304 and 343,785 shares of the Company's Common Stock, respectively, at an exercise price of $0.35 per share. In payment for the option exercise, each of Messrs. Ehrlich, Harats and Korall issued non-recourse promissory notes (the "Promissory Notes") secured by the shares of Common Stock
                       ----------------
purchased, bearing interest at one point over the applicable United States federal funds rate. In December 1994, the Promissory Notes were amended to change the interest rate to the higher of a U.S. Dollar rate of 7% or the percentage increase in the Israeli CPI between the date of the Promissory Notes and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. Interest is payable at maturity. As of December 31, 1996, the aggregate amounts outstanding pursuant to the Promissory Notes for each of Messrs. Ehrlich, Harats and Korall was $192,943, $331,186 and $151,219, respectively (including an aggregate of $162,144 in accrued interest receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes mature on January 3, 1998.

  In August 1996, each of Messrs. Ehrlich and Harats exercised options to purchase 80,000 and 170,000 shares of the Company's Common Stock, respectively, at an exercise price of $5.75 per share. In payment for the option exercise, each of Messrs. Ehrlich and Harats issued new non-recourse promissory notes (the "New Promissory Notes") secured by the shares of Common Stock purchased, bearing
 --------------------
interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the foregoing rate or the percentage increase in the Israeli CPI between the date of the New Promissory Notes and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. Israel Value Added Tax ("VAT") is being added to the interest. Both Interest and the related VAT
      ---
are payable at maturity. As of December 31, 1996, the aggregate amounts outstanding pursuant to the New Promissory Notes for each of Messrs. Ehrlich and Harats was $499,538 and $1,061,627, respectively (including an aggregate of $48,978 in accrued interest and VAT receivable), which are also the largest aggregate amounts outstanding since the issuance of the Promissory Notes. The Promissory Notes mature on August 20, 2001.

  In September 1996, Mr. Edelman exercised options to purchase 5,333 shares of the Company's Common Stock, at an average exercise price of $5.83 per share. In payment for the option exercise, Mr. Edelman issued a non-recourse promissory note (the "Promissory Note") secured by the shares of Common Stock purchased,
           ---------------
bearing interest at the rate of 6.2% per annum. The income taxes due on the option exercise were also added to the loan balance. Interest accrues at the higher of the foregoing rate or the percentage increase in the Israeli CPI between the date of the Promissory Note and the date interest is calculated, based upon the original principal amount of the loan expressed in NIS. VAT is being added to the interest and is paid currently. Interest is payable at maturity. As of December 31, 1996, the aggregate amount outstanding pursuant to the Promissory Note was $33,708 (including an aggregate of $888 in accrued interest and VAT receivable), which is also the largest aggregate amount outstanding since the issuance of the Promissory Note. The Promissory Note matures on September 10, 2001.

  Pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated
                                               ------------------
September 30, 1996 between the Company and Mr. Leon Gross, one of the Company's existing shareholders, on October 2, 1996 the Company issued 1,538,462 shares of Common Stock to Mr. Gross at a price of $6.50 per share, for a total purchase price of $10.0 million.

  Pursuant to the terms of the Purchase Agreement, Mr. Gross agreed that for a period of five years from the Closing Date, neither Mr. Gross nor his Affiliates, as defined in the Securities Act, directly or indirectly or in conjunction with or through any Associate (as defined in Rule 12b-2 of the Exchange Act, would (a) solicit proxies with respect to any capital stock or other voting securities of the Company under any circumstances, or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A of the Exchange Act); or (b) make an offer for the acquisition of substantially all of the assets or capital stock of the Company or induce or assist any other person to make such an offer or (c) form or join any "group" within the meaning of
Section 13(d)(3) of the Exchange Act with respect to any capital stock or other voting securities of the Company for the purpose of accomplishing the actions referred to in clauses (a) and (b) above other than pursuant to the Voting Rights Agreement described below.

  In connection with the Purchase Agreement, the Company and Mr. Gross also entered into a Registration Rights Agreement (the "Registration Rights
                                                   -------------------
Agreement") dated September 30, 1996, setting forth Mr. Gross's registration rights with respect to the shares of Common Stock issued in connection with the sale. Such rights include the right to make two demands for a shelf registration statement on Form S-3 ("Shelf Registration Statement") for the sale of the
                        ----------------------------
Common Stock which may, subject to certain customary limitations and requirements, be underwritten. In addition, Mr. Gross was granted the right to "piggyback" on registrations of the Company's securities in an unlimited number of registrations. Also under the Registration Rights Agreement, Mr. Gross is subject to customary underwriting lock-up requirements with respect to public offerings of the Company's securities.

  Pursuant to a Voting Rights Agreement  (the "Voting Rights Agreement"), dated
                                               -----------------------
September 30, 1996 between the Company, Mr. Gross and Messrs. Ehrlich and Harats (the "Management Stockholders"), Lawrence M. Miller, Mr. Gross's advisor, will
      -----------------------
be entitled to be nominated to serve on the Company's Board, so long as Mr. Gross, his heirs or assigns retains at least

1,375,000 shares of Common Stock. As a result, the Company's Board was increased to a total of six members. In addition, under the Voting Rights Agreement, Messrs. Gross, Ehrlich and Harats agreed to vote and take all necessary action so that Messrs. Miller, Ehrlich and Harats shall serve as members of the Board for a period of five years covering the next five Meetings of Stockholders. In addition, so long as Mr. Miller serves as a director, Mr. Gross, who shall succeed Mr. Miller should he cease to serve on the Board, shall be entitled to attend and receive notice of Board meetings. Mr. Gross further agreed to vote, at the Annual Meeting of Stockholders to which this Proxy Statement relates, and take any further necessary action, in favor of an increase in shares authorized to be issued upon exercise of options under the Company's 1993 Stock Option and Restricted Stock Purchase Plan.

                               PROPOSAL NUMBER 2

                 APPROVAL OF AMENDMENT AND RESTATEMENT OF 1993
                   STOCK OPTION AND RESTRICTED PURCHASE PLAN

                                    GENERAL

  The purpose of the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan (the "Plan") is to advance the interests of the Company by
                    ----
enhancing the ability of the Company and its subsidiaries (a) to attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company and its subsidiaries through ownership of shares of the Company's Common Stock.

                   DESCRIPTION OF AMENDMENTS TO THE 1993 PLAN

  Stockholders are being requested to approve at the Annual Meeting of Stockholders the following amendments to the 1993 Plan:

 a) an amendment to increase the total number of shares reserved for issuance under the 1993 Plan from 1,200,000 to 2,700,000;

 b) an amendment to limit grants under the Plan to an aggregate of 1,350,000 per individual employee;

 c) amendments to update the 1993 Plan such that it complies with the Securities Act and the Code;

 d) an amendment to update the 1993 Plan such that it complies with Israeli law; and

 e) other general amendments to the language of the 1993 Plan that will not have a significant effect on the rights of 1993 Plan participants.

  Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the amendments to the 1993 Plan.

                        DESCRIPTION OF CURRENT 1993 PLAN

  The 1993 Plan is administered by the Board and allows the Board to grant Common Stock options and make purchase grants for shares of Common Stock to eligible employees of the Company. The 1993 Plan was adopted by the Board and approved by the Company's Stockholders in December, 1993 and will remain in effect until December, 2003 (unless hereafter amended).

  Currently, a total of 1,200,000 shares of the Company's Common Stock have been reserved for issuance under the 1993 Plan, subject to adjustment in the event of a Common Stock dividend, Common Stock split or combination of shares, recapitalization or other change in the Company's capital Common Stock. The 1993 Plan grants the Board the authority to grant options (both incentive Common Stock options and nonstatutory options) and make purchase grants to eligible employees of the Company, determine the terms and conditions of each option or purchase grant and adopt, amend and rescind rules and regulations for the administration of the 1993 Plan. Subject to certain limitations, the Board has the authority to waive compliance by any employee with respect to any obligation to be performed by such employee and to exercise any right of repurchase with respect to Common Stock issued under the 1993 Plan pursuant to a purchase grant. As of May 29, 1997 there were 97,366 shares of the Company's Common Stock available for issuance under the 1993 Plan.

  Employees Eligible to Receive Options or Purchase Grants Under the 1993 Plan. Employees of the Company eligible to receive options or purchase grants under the 1993 Plan are those employees who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries.

  Terms and Conditions of Options. The exercise price of options granted under the 1993 Plan is determined by the Board. The exercise price of incentive options granted under the 1993 Plan, however, must be at least equal to the fair market value per share of Common Stock (or 110% of fair market value in the case of incentive options granted to a "ten-percent shareholder") issuable upon exercise of the option at the time the incentive option was granted. In the case of employees who are subject to Section 16 of the Exchange Act, the exercise price of an option may not be less than 50% of the fair market value per share of Common Stock on the date of grant. Options which are not incentive options may have an exercise price as the Board determines at the time of grant. No option may be exercisable more than ten years (five years in the case of an incentive option granted to a "ten-percent shareholder") from the date of grant. Options issued under the 1993 Plan will be exercisable at such time or times as the Board prescribes at the time of grant.

  Generally, the option price may be paid (i) in cash or by certified check, bank draft or money order, (ii) through delivery of shares of Common Stock having a fair market value equal to the purchase price, (iii) through delivery of a promissory note acceptable to the Board or (iv) a combination of the foregoing methods.

  No option may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an option may be exercised only by him or her. Should an employee's employment with the Company or a subsidiary terminate for any reason other than death, all options held by such employee which are not then exercisable automatically terminate. Options which are exercisable at the time of an employee's termination continue to be exercisable for three months, unless, in the opinion of the Board, the reasons for the employee's discharge or separation from the Company justify terminating the employee's exercisable options.

  Terms and Conditions of Purchase Grants.   The purchase price of Common Stock
purchased pursuant to a purchase grant made under the 1993 Plan must be at least equal to the fair market value of the Common Stock at the time the purchase grant was made (or 110% of the fair market value in the case of purchase grants made to "ten-percent shareholders"). Employees receiving purchase grants under the 1993 Plan may purchase the Common Stock subject to such purchase grant at any time within 60 days after the purchase grant is made.

  Common Stock purchased pursuant to a purchase grant may be paid for in cash, certified check, bank draft or money order, or by giving the Company a promissory note. If the employee pays for the Common Stock with a promissory note, certain terms and conditions, in addition to any other conditions established by the Board, must be met.

  Shares of Common Stock issued upon exercise of a purchase grant will bear a call option legend and each person exercising a purchase grant will be required to complete a Call Option, the terms and conditions of which will be specified by the Board at the time the purchase grant is made.

  No purchase grant may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime a purchase grant may be exercised only by him or her. Unexercised purchased grants held by an employee terminate upon the death of the employee. If an employee's employment with the Company terminates for any reason other than death, all purchase grants held by that person automatically terminate.

  The Board may at any time amend the 1993 Plan for the purpose of satisfying the requirements of the Code or other applicable law or regulation or for any other legal purpose, provided that, without the consent of the Company's Stockholders, the Board may not (a) increase the number of shares available under the 1993 Plan, (b) change the group of employees eligible to receive options and/or purchase grants, (c) reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted or purchase grants made, (e) alter the 1993 Plan such that "incentive" options and purchase grants would not qualify under the applicable provisions of the Code, or (f) adversely affect the rights of an employee under any option or purchase grant previously granted or made.

SPECIAL PROVISIONS AND TAX CONSEQUENCES

  Special Provisions for Plan Participants Who Are Israeli Residents.   Each
option and purchase grant, and shares issued pursuant to each option and purchase grant made under the Plans, are issued by the Company to, and held in trust (the "Trust") for the benefit of such employee by, a trustee designated by the Board (the "Trustee"). Subject to the rights of the Company under any relevant Call Option, prior to releasing any securities from the Trust, the Trustee must ensure that the employee remit an amount of money which is sufficient and necessary for the discharge of the employee's tax obligations with respect to such securities, if any. Upon the sale of any securities held by the Trust for the benefit of an employee, the Company must withhold from the proceeds of such sale all applicable taxes and remit the amount withheld to the appropriate Israeli tax authority. Each employee who has shares held by the Trust is entitled to receive dividends with respect thereto and to vote such shares of Common Stock. Securities acquired by Israeli residents pursuant to the Plans must be acquired in the manner provided for in the General Permit promulgated under the Israel Currency Control Law, 1978.

  Certain Federal Income Tax Consequences. The following discussion summarizes certain federal income tax consequences of participation in stock option awards under the Plans and is based on the law as in effect on the date of this Proxy Statement. The summary does not address all federal tax consequences, nor does it cover state, local or non-U.S. tax consequences. In particular and without limiting the foregoing, the summary does not discuss the tax consequences, under U.S. or Israeli law, of participation in the Plans by persons other than U.S. citizens or residents or by persons employed by a non-U.S. affiliate of the Company.

Common Stock Options

  Grant of an option does not itself result in any taxable income to a participant. Taxable income also does not result merely because an option becomes exercisable. However, a participant may have taxable income upon exercise of an option and may have further tax consequences upon disposition of any Common Stock purchased with the option.

  A participant who exercises a nonstatutory option realizes ordinary income equal to the difference (the "option spread") between the value of the Common
                              -------------
Stock purchased and the purchase price. This income -- like other wages -- is subject to tax withholding.

  Any subsequent sale of Common Stock purchased under a nonstatutory option may result in a capital gain or loss. Gain on a sale of Common Stock held for more than one year is treated as "long term" gain. A participant who sells the Common Stock at a loss is generally entitled to claim a capital loss, although the tax rules do not allow losses on so-called "wash sales" and sales to certain related parties (for example, a family member). The amount of gain or loss recognized on any sale will depend on the participant's tax basis in the Common Stock. If the participant paid the option exercise price entirely in cash, his or her tax basis is the amount of cash paid plus any additional ordinary income realized upon exercise. If the participant paid part or all of the exercise price by surrendering previously acquired shares of Common Stock, his or her tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased under the option. Any additional shares purchased under the option have a tax basis equal to any cash paid plus any ordinary income realized upon exercise.

  Different rules apply to ISOs. A participant does not have ordinary income upon exercise of an ISO. However, exercise of an ISO increases alternative minimum taxable income ("AMTI") by an amount equal to the option spread. This
                         ----
increase may give rise to an alternative minimum tax ("AMT") liability.  Whether
                                                       ---
exercise of an ISO gives rise to an AMT
liability will turn on a number of factors, including the size of the option spread relative to the participant's overall income. The rules for determining AMT liability require the participant to compute AMTI in excess of certain exemption amounts, make certain adjustments, and then apply the AMT tax rate. If the resulting tax amount is greater than the tax computed under the ordinary method, the participant owes the AMT. A participant who is required to pay the AMT by reason of exercising an ISO may be able to credit a portion of the AMT against regular tax liability in subsequent years.

  Shares purchased under an ISO ("ISO shares") are subject to special tax
                                  ----------
holding rules. If a participant holds on to ISO shares for at least two years from the date the option was granted and at least one year after exercise, any subsequent sale of the shares will produce long-term capital gain or loss. However, a disposition of ISO shares within either of these special holding periods (a so-called "disqualifying disposition") has the following consequences:

   . The participant will have ordinary income in the year of the disposition.
     The amount of this income is normally measured by the option spread at the time the option was exercised. If the disposition was a sale (other than to a related party), however, and if the participant sold the Common Stock for less than what it was worth when the ISO was exercised, the ordinary income is limited to the gain on sale, if any. The ordinary income realized upon a disqualifying disposition of ISO shares is taxable but is not subject to withholding under current Internal Revenue Service rules.

   . The participant may have additional gain on the disposition. In order to give rise to additional gain, a disqualifying disposition must be a taxable "sale or exchange." Gain will result where the participant sells the shares for more than what they were worth when they were acquired. Any additional gain will be treated as long-term capital gain if the participant has held the shares for more than one year; otherwise it will be treated as short-term capital gain.

   . Note that certain transactions may constitute disqualifying dispositions
     (giving rise to ordinary income as described above) without constituting a sale or exchange. For example, if a participant, within the one-year or two-year periods described above, gives away his or her shares to a person other than the participant's spouse, or uses the shares to exercise another ISO, the participant may be treated as having disposed of the shares for purposes of the "disqualifying disposition" rules.

   . A "disqualifying disposition" of ISO shares that takes place in the same year as the increase in AMTI attributable to the exercise has the effect of eliminating the AMTI adjustment.

   . A "cashless exercise" of an ISO, where the participant arranges with a broker to promise to pay the exercise price from the sale proceeds, will involve a disqualifying disposition to the extent it involves a sale of the underlying shares.

  A participant's "tax basis" in ISO shares (used in measuring any capital gain or loss upon a sale or exchange) will depend on a number of factors. In general, the rules for determining tax basis are similar to those described above for nonstatutory options. However, because a participant does not have taxable ordinary income upon exercising an ISO, his or her aggregate tax basis in ISO shares (except for AMT calculation purposes) is generally limited to the amount of cash paid plus the tax basis in any shares surrendered as part of the purchase price. On the other hand, the participant's tax basis in ISO shares that are disposed of in a "disqualifying disposition" is increased by the amount of any ordinary income realized by reason of that disposition.

  The rules described above for ISOs assume that the participant exercises the ISO while an employee of the Company or its subsidiaries or within three months following termination of his or her employment. If the participant exercises an ISO after the expiration of these periods, the option will be treated for tax purposes as a nonstatutory option. ISOs are also treated as nonstatutory options for tax purposes to the extent that, in the aggregate, they first become exercisable by an individual in any calendar year for shares of Common Stock having a fair market value (determined at time of grant) in excess of $100,000.

TAX CONSEQUENCES TO THE COMPANY

  The employer will generally be entitled to claim a deduction equal to the amount of ordinary income, if any, recognized by a participant in connection with the exercise of an option or the disqualifying disposition of shares acquired pursuant to an ISO. Except in the case of a disqualifying disposition of ISO shares, regulations require that the Company or the employer satisfy applicable wage withholding requirements in order to claim the deduction.

SPECIAL RULES

  The employer's ability to claim a deduction with respect to awards may also be limited in certain cases, including special rules applicable to compensation payable in connection with a change in control and compensation to key officers in excess of $1 million.

OPTION GRANTS UNDER THE COMMON STOCK OPTION PLANS

  The future benefits or amounts that would be received under the Common Stock Option Plans by the executive officers and the groups named in the table below are not determinable at this time. The following table shows the number of shares subject to options granted in fiscal 1996 to the individuals and groups indicated below, which options, in the case of a Named Executive Officer, are also included in the relevant tables above.

NAME AND PRINCIPAL POSITION                       SHARES SUBJECT TO OPTIONS
AS OF DECEMBER 31, 1996                            GRANTED IN FISCAL 1996
-----------------------                            ----------------------

Yehuda Harats                                            150,000
  President and Chief Executive Officer

Robert S. Ehrlich                                        150,000
  Chairman of the Board and
  Chief Financial Officer

Menachem Korall                                                0
 Vice President, Technology

All Executive Officers as a Group                        305,000

All Non-Executive Officer Directors as a Group                 0


                 THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION
              OF THE AMENDED AND RESTATED 1993 COMMON STOCK OPTION
                          AND RESTRICTED PURCHASE PLAN

                               PROPOSAL NUMBER 3

                         RATIFICATION OF THE SELECTION
                           OF INDEPENDENT ACCOUNTANTS


     The Board recommends the ratification by the Stockholders of the appointment by the Board of Kesselman & Kesselman, a member of Coopers & Lybrand (International) ("Kesselman"), as the Company's independent accountants for the
                  ---------
fiscal year ending December 31, 1997. Kesselman has served as the Company's independent accountants since December 1990. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of Kesselman. The affirmative vote of the holders of a majority of shares properly cast on the proposal, in person or by proxy, will be required to ratify the selection of Kesselman. In the event that the Stockholders do not ratify the selection of Kesselman, as an independent accounting firm, the Board will consider the selection of another firm of independent accountants. Representatives of Kesselman are not expected to be present at the Annual Meeting of Stockholders.

     The affirmative vote of at least a majority of all outstanding shares of Common Stock of the Company entitled to vote is required to authorize the proposed amendment.

             THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE
              SELECTION OF INDEPENDENT ACCOUNTANTS DESCRIBED ABOVE

                  QUORUM REQUIREMENT AND METHOD OF TABULATION

     Consistent with Delaware corporate law and under the Company's By-Laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting of Stockholders will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

                          COMMON STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, Common Stockholder proposals intended to be included in the Company's proxy material for the Annual Meeting of Stockholders must be received by the Company on or before February 19, 1998 at its principal executive offices, 885 Third Avenue, Suite 2900, New York, New York 10022 Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management has no knowledge of any other matter that may come before the Annual Meeting of Stockholders and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telegram or in person.

     Stockholders are encouraged to send their proxies without delay. Your cooperation is appreciated.

                              FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1996 and certain other related financial and business information of the Company are contained in the Company's 1996 Annual Report furnished to the Stockholders along with this Proxy Statement.

        FORM OF PROXY FOR ELECTRIC FUEL CORPORATION 1997 ANNUAL MEETING

                           ELECTRIC FUEL CORPORATION

Proxy Solicited on behalf of the Board of Directors of Electric Fuel Corporation for Annual Meeting of Stockholders to be held July 14, 1997

        The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Electric Fuel Corporation (the "Company"), hereby appoint(s) Robert S. Ehrlich and Yehuda Harats, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on July 14, 1997 at 9:30 a.m. at the St. Moritz, 50 Central Park South, New York, NY 10036 and all adjournments thereof (the "Meeting") and there to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in this proxy.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR THE NOMINEES AND FOR THE OTHER PROPOSALS SET FORTH HEREIN AND DESCRIBED IN THE BOARD OF DIRECTORS' PROXY STATEMENT. IF EITHER OF THE NOMINEES IS NOT AVAILABLE TO SERVE, THIS PROXY MAY BE VOTED FOR A SUBSTITUTE. THIS PROXY DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF SOLICITATION OF THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED TO VOTE THE SAME SHARES OF STOCK FOR SAID MEETING.

        SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS:

1. The election of two Class II directors, each for a term ending in 2000 and until their successors are elected and qualified.

              FOR         WITHHELD              NOMINEES: Robert S. Ehrlich
              [_]           [_]                           Harvey M. Krueger

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below

--------------------------------------------------------------------------------

2. To fix the number of Class III directors at two.

                    FOR           AGAINST            ABSTAIN
                    [_]             [_]                [_]

3. To amend the 1993 Stock Option and Restricted Stock Purchase Plan and increase the number of shares authorized for issuance thereunder.

                    FOR           AGAINST            ABSTAIN
                    [_]             [_]                [_]

4. To ratify the appointment of Kesselman & Kesselman, a member of Coopers & Lybrand (International), as independent accountants of the Company.

                    FOR           AGAINST            ABSTAIN
                    [_]             [_]                [_]


PLEASE DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

I do plan to attend the meeting.             [_]

I do not plan to attend the meeting.         [_]

Signature _______________________________    Date ___________________

Signature if Held Jointly _______________    Date ___________________

NOTE: Please sign name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      -2-